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                  [LETTERHEAD OF JUST FOR FEET APPEARS HERE]




                                        June 9, 1998


                RE: JUNE 26, 1998 - RESCHEDULED ANNUAL MEETING

                       YOUR VOTE IS EXTREMELY IMPORTANT
                                    -------------------

Dear Fellow Shareholder:

        As you may be aware, due to circumstances beyond our control, the Annual Meeting of Shareholders of your Company originally scheduled for May 29, 1998, has been rescheduled for Friday, June 26, 1998. Because the Company's transfer agent furnished to the Company an inaccurate list of shareholders of record which resulted in certain shareholders not receiving timely notice of the meeting, all previous white proxies which were voted are now null and void. We realize you may have received numerous proxy cards in connection with the Annual Meeting, and we apologize for the confusion this error by our transfer agent has caused.

        Nevertheless, there are important items on the agenda that require your immediate attention. Once again, your Board of Directors unanimously recommends that shareholders for FOR the following proposals: (i) to ratify (a) the adoption of an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of stock from 25,002,667 to 75,000,000 (the "Charter Amendment") and (b) the issuance of shares of common stock in excess of the number authorized prior to giving effect to the Charter Amendment; (ii) to change the Company's state of incorporation from Alabama to Delaware; and (iii) to elect six (6) directors to serve until the next Annual Meeting of Shareholders.

        BECAUSE THE ORIGINAL WHITE PROXY CARDS ARE NOW NULL AND VOID, AND PROPOSALS (1) AND (2) REQUIRE THE AFFIRMATIVE VOTE OF 66.77% AND 66.67%, RESPECTIVELY, OF THE ISSUED AND OUTSTANDING SHARES, YOUR VOTE IS EXTREMELY IMPORTANT. YOU MUST COMPLETE THE NEW BLUE FORM OF PROXY IN ORDER FOR YOUR VOTE TO BE COUNTED, EVEN IF YOU HAVE ALREADY VOTED A WHITE PROXY CARD. REMEMBER, IF YOU DO NOT VOTE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST PROPOSALS (1) AND (2). Please take a moment to sign, date and return the enclosed BLUE form of proxy today in the enclosed postage-paid envelope.

        Once again, we appreciate your immediate attention to this matter, and apologize for any inconvenience this has caused.

                                        Sincerely,

                                         /s/ Harold Ruttenberg
                                        ----------------------------------
                                        Harold Ruttenberg
                                        Chairman of the Board, President
                                        and Chief Executive Officer